Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
PIONEER ENERGY SERVICES CORP.
The following Amended and Restated Bylaws, adopted by the Board of Directors of Pioneer Energy Services Corp. (the “Corporation”) (these “Bylaws”), shall govern the business of the Corporation, unless and until such time as these Bylaws may be amended pursuant to the provisions hereof:
ARTICLE I

CAPITAL STOCK

Section 1.Certificates Representing Shares; Uncertificated Shares. The shares of the Corporation shall be represented by certificates or may be uncertificated. Any holder of uncertificated shares, upon request, shall be entitled to have a certificate for shares of the Corporation so held. Any certificates representing shares of the Corporation shall be signed by the Chief Executive Officer, the President or a Vice President of the Corporation and either the Secretary or an Assistant Secretary of the Corporation, and shall bear the seal of the Corporation or a facsimile thereof. The signature of any such officer on any such share certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed on any such share certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the uncertificated shares a written notice that sets forth all of the information required by Section 3.202 the Texas Business Organizations Code.

Section 2.Shareholders of Record.  The Board of Directors of the Corporation (the “Board of Directors”) may appoint one or more transfer agents or registrars of any class of capital stock of the Corporation.  Unless and until such appointment is made, the Secretary of the Corporation shall maintain, among other records, a stock transfer book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of capital stock of the Corporation (each a “Shareholder”), the number of shares held by each, the certificate numbers representing those shares, the dates of issue of the certificates representing those shares, and whether those shares were issued in connection with original issuances or as a result of transfers.  The names and addresses of Shareholders as they appear on the stock transfer book shall be the official list of Shareholders of record for all purposes.  The Corporation shall be entitled to treat the holder of record of any shares of capital stock of the Corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, those shares or any rights deriving from those shares, on the part of any other person, including, without limitation, a purchaser, assignee or transferee, unless and until that other person becomes the holder of record of those shares, whether or not the Corporation shall have either actual or constructive notice of the interest of that other person.

Section 3.Transfer of Shares.  Transfers of uncertificated shares of the Corporation shall be made upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form. Shares of the Corporation represented by certificates shall be transferable on the stock transfer books of the Corporation by the holder of record thereof, or his duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates for such shares. All certificates surrendered for transfer shall be canceled, and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions as the Board of Directors or the Secretary or any other officer of the Corporation may prescribe for the protection of the Corporation and any transfer agent or registrar appointed by the Board of Directors under Section 2 of this Article I.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.Place of Meetings.  All meetings of Shareholders shall be held at the registered office of the Corporation, or at such other place within or without the State of Texas as may be designated by the Board of Directors or the officer of the Corporation calling the meeting.

Section 2.Annual Meeting.  Annual meetings of the Shareholders shall be held during each calendar year on a date and at a time designated by the Board of Directors, and on any subsequent day or days to which such meeting may be adjourned, for the purposes of electing directors of the Corporation (each, a “Director”) and of transacting such other business as may properly come before the meeting.  Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

Section 3.Special Meetings.  Special meetings of the Shareholders may be called by the Board of Directors or the Chairman of the Board, the Chief Executive Officer or the President of the Corporation.  Special meetings of Shareholders shall be called by the President or the Secretary of the Corporation on the written request of the holders of shares of capital stock of the Corporation constituting at least the percentage of outstanding shares of capital stock of the Corporation entitled to vote at such meeting that the Articles of Incorporation specify as the minimum percentage necessary to call a special meeting of the Shareholders (or in the absence of such specification, the minimum percentage necessary to call a special meeting that the TBOC (as Section 4 of this Article II defines that term) specifies).  Such request shall state the purpose or purposes of that meeting and the matters proposed to be acted on at that meeting. Upon receipt of such request and any related notice required by Sections 8 and/or 9 of this Article II, the Board of Directors shall set a date for the special meeting, set a record date in accordance with Section 5 of this Article II, and shall cause an appropriate officer of the Corporation to give the notice required under Section 4 of this Article II.  This Section 3 shall be subject to the rights, if any, of holders of any class or series of capital stock of the Corporation to call special meetings.

Section 4.Notice of Meeting.  Written notice of all meetings of the Shareholders stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called (which may include, in the case of any special meeting called at the written request of Shareholders pursuant to the provisions of Section 3 of this Article II, any purpose or purposes (in addition to the purpose or purposes stated by the requesting Shareholders pursuant to Section 3 of this Article II) as the Board of Directors may determine), shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary of the Corporation or the other officer or person calling the meeting, to each Shareholder entitled to vote at such meeting unless the Board of Directors is seeking Shareholder approval of a plan of merger or exchange, in which case notice shall be delivered not less than 20 nor more than 60 days before the meeting to all Shareholders, whether or not entitled to vote.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to a Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.  Any notice required to be given to any Shareholder under any provision of the Texas Business Organizations Code, as from time to time amended (the “TBOC”), the Articles of Incorporation of the Corporation (as amended from time to time and including each statement respecting any class or series of preferred stock of the Corporation which has been filed by the Corporation in accordance with the provisions of Section 21.156 of the TBOC, the “Articles of Incorporation”) or these Bylaws need not be given to the Shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the stock transfer books of the Corporation, and have been returned undeliverable.  Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given.  If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

Section 5.Fixing of Record Date.  The Board of Directors shall fix and shall have the exclusive authority to fix, in advance, a date as the record date for the purpose of determining Shareholders entitled to notice of or to vote at any annual or special meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of Shareholders for any other proper purpose.  Such date, in any case, shall be not more than 60 days, and in the case of a meeting of Shareholders not less than 10 days (20 days if the Shareholders will be asked to vote on a plan of merger or exchange at that meeting), prior to the date on which the particular action requiring such determination of Shareholders is to be taken.

Section 6. Voting List.  The officer or agent having charge of the stock transfer books of the Corporation shall make, at least 10 days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.  Failure to comply with any requirements of this Section 6 shall not affect the validity of any action taken at such meeting.

Section 7.Voting; Proxies.  Except to the extent otherwise provided in the Articles of Incorporation, each Shareholder entitled to vote shall be entitled to one vote for each such share, either in person or by proxy executed in writing by him or by his duly authorized attorney-in-fact.  If any written proxy designates two or more persons to act as proxies for any meeting of Shareholders, a majority of those persons present at the meeting of Shareholders shall have and may exercise all the powers that written proxy confers on all the persons it so designates, unless that proxy provides otherwise.  No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

Section 8.Nomination of Directors.

(a)Subject to such rights of the holders of any class or series of the Corporation’s capital stock as the Articles of Incorporation may prescribe, only persons who are nominated in accordance with the procedures this Section 8 sets forth will be eligible for election by Shareholders as Directors.  Nominations of persons for election to the Board of Directors may be made at any meeting of Shareholders at which Directors are to be elected:  (1) by or at the direction of the Board of Directors or any committee of the Board of Directors which the Board of Directors has duly designated and empowered to nominate persons for election as Directors; or (2) by any Shareholder who (A) is a Shareholder of record at the time that Shareholder gives the notice this Section 8 specifies below, (B) will be entitled to vote at that meeting in the election of the Director for whom that Shareholder is making the nomination and (C) otherwise complies with this Section 8.

(b)For a Shareholder to bring any nomination of a person for election as a Director properly before any meeting of Shareholders, that Shareholder must have given timely notice of that nomination (a “Nomination Notice”) in proper written form to the Secretary of the Corporation.  To be timely, a Shareholder’s Nomination Notice must be delivered to the Secretary of the Corporation, or mailed and received by the Secretary of the Corporation, at the principal offices of the Corporation:  (1) if it relates to an election at any annual meeting of Shareholders, not later than the close of business on the 90th day and not earlier than the 180th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, if the date of the pending annual meeting is more than 30 days before or more than 60 days after that anniversary date, that Nomination Notice will be timely if it is so delivered not later than the later to occur of the close of business on (A) the 90th day prior to the pending annual meeting or (B) the 10th day following the day on which the Corporation first makes a public announcement of the date of the pending annual meeting; and (2) if it relates to any special meeting of Shareholders, and the notice given of that meeting under the provisions of Section 4 of this Article II states that Directors will be elected at that meeting, not earlier than 180 days prior to that special meeting and not later than the later to occur of the close of business on (A) the 90th day prior to that special meeting or (B) the 10th day following the day on which the Corporation first makes a public announcement of the date of that special meeting.  The public disclosure of an adjournment of any annual or special meeting will not in any event commence a new time period for the giving of any Nomination Notice.

(c)To be in proper written form, each Nomination Notice by a Shareholder must:

(1)set forth (A) as to each person whom the Shareholder proposes to nominate for election as a Director, (i) the name, age and business address of that person, (ii) the principal occupation or employment of that person, (iii) the class and series and the number of shares of capital stock of the Corporation which that person owns beneficially or of record, and (iv) all other information, if any, relating to that person which Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder would require the Corporation or the Shareholder to disclose in a proxy statement or any other filing in connection with solicitations of proxies for an election of Directors, (B) as to the Shareholder and the beneficial owner, if any, of capital stock of the Corporation on whose behalf the nomination is being made, (i) the names and addresses of the Shareholder and beneficial owner, if any, as they appear in the stock records of the Corporation, (ii) the class or series and the number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and/or of record by the Shareholder and by the beneficial owner, if any, (iii) a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (each, a “Derivative Instrument”), directly or indirectly, owned beneficially by the

Shareholder and by the beneficial owner, if any, and any other direct or indirect economic interest held or owned beneficially by the Shareholder and by the beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of the capital stock of the Corporation, (iv) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which the Shareholder or beneficial owner, if any, has a right to vote any shares of capital stock of the Corporation, (v) a description of any short interest in any security of the Corporation (for this purpose, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (vi) a description of any right to dividends on the shares of capital stock of the Corporation owned beneficially by the Shareholder or the beneficial owner, if any, which right is separated or separable from the underlying shares, (vii) a description of any proportionate interest in shares of capital stock of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which the Shareholder or the beneficial owner, if any, is a general partner or with respect to which the Shareholder or the beneficial owner, if any, directly or indirectly, beneficially owns an interest in the general partner, and (viii) a description of any performance-related fees (other than an asset-based fee) to which the Shareholder or the beneficial owner, if any, is entitled to based on any increase or decrease in the value of capital stock of the Corporation or Derivative Instruments, if any, (C) a description of all agreements, arrangements and understandings between the Shareholder and the beneficial owner, if any, and each proposed nominee of the Shareholder and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder, (D) a representation by the Shareholder that he or she intends to appear in person or by proxy at the meeting to nominate the person(s) named in the Nomination Notice, (E) a representation by the Shareholder and/or the beneficial owner, if any, whether he, she or they intend or will be part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (ii) to otherwise solicit proxies from the Corporation’s Shareholders in support of such nomination, (F) a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Shareholder and the beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the proposed nominee were a director or executive officer of such registrant,

(2)be accompanied by a written consent of each person the Shareholder proposes to nominate for election as a Director to be named as such a nominee and to serve as a Director if elected, and

(3)be accompanied by the completed and signed questionnaire, representation and agreement required by Section 8(d) below. The Corporation may require any proposed nominee to furnish such other information as it may reasonably request to determine the eligibility of such proposed nominee to serve as a Director.

With respect to the information required to be included in the Nomination Notice pursuant to this Section 8(c)(1)(B)(i) through (viii), the Nomination Notice shall also include any such interests held by members of the Shareholder’s and any beneficial owner’s immediate family sharing the same household. The information included in the Nomination Notice pursuant to Section 8(c)(1)(B)(i) through (viii) with respect to the Shareholder and the beneficial owner, if any, and their immediate family members, shall be provided as of the date of the Nomination Notice and supplemented by the Shareholder and the beneficial owner, if any, (x) not later than ten (10) days after the record date for the annual meeting, (y) ten (10) days before the annual meeting date, and (z) immediately prior to the commencement of the annual meeting, by delivery to the Secretary of such supplemented information.
(d)To be eligible to be a nominee for election as a Director of the Corporation, the potential Director candidate (a “Candidate”) must deliver (in accordance with the time periods prescribed for delivery of the Nomination Notice under this Section 8) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such Candidate and the background of any other person or entity on whose behalf the Director nomination is being made (which form of questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such Candidate (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Candidate, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been previously disclosed to the Corporation in writing, or (B) any Voting Commitment that could limit or interfere with such Candidate’s ability to comply, if elected as a Director of the Corporation, with such Candidate’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director of the Corporation that has not been previously disclosed to the Corporation in writing, (3) will comply with any stock ownership guidelines that may be in effect for Directors of the Corporation from time to time, and (4) in such Candidate’s individual capacity and on behalf of any person or entity on whose behalf the Director nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation.

(e)Except as the Articles of Incorporation, these Bylaws or applicable law otherwise provides, the chairman of any meeting of Shareholders at which Directors are to be elected will have the power and duty to determine whether nominations of persons for election as Directors have been made in accordance with the procedures this Section 8 sets forth (including without limitation whether the Shareholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of the Shareholder’s nominee in compliance with the Shareholder’s representation as clause (c)(1)(E) of this Section 8 requires) and, if that chairman determines that any such nomination has not been made in compliance with these procedures, to declare to that meeting that such nomination is defective and will be disregarded.  Notwithstanding the foregoing provisions of this Section 8, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual or special meeting of the Shareholders to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(f)Notwithstanding anything in Section 8(b) to the contrary, if the number of Directors to be elected at an annual meeting of Shareholders is increased and the Corporation has not made a public announcement at least 100 days prior to the first anniversary of the preceding year’s annual meeting of Shareholders, which announcement (1) names all the nominees for Director or (2) specifies the size of the increased Board of Directors, a Shareholder’s Nomination Notice will be timely, but only with respect to nominees for any new positions that increase creates, if that Nomination Notice is delivered to the Secretary of the Corporation, or mailed and received by the Secretary of the Corporation, at the principal offices of the

Corporation not later than the close of business on the 10th day following the day on which the Corporation first makes the public announcement.

(g)For purposes of this Section 8 and Section 9 of this Article II, “public announcement” means disclosure in a press release the Dow Jones News Service, Associated Press or any comparable national news service in the United States reports or in a document the Corporation publicly files with the Securities and Exchange Commission under the Exchange Act.

(h)Notwithstanding the foregoing provisions of this Section 8, a Shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters this Section 8 sets forth.

Section 9.Other Shareholder Business.

(a)At any annual meeting the Corporation holds pursuant to Section 2 of this Article II, the Shareholders will transact only such business, in addition to the election of Directors, as has been properly brought before the meeting.  Except as the Articles of Incorporation otherwise provides, to be brought properly before any annual meeting, business other than the election of Directors (“Other Business”) must be (1) business the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors specifies, (2) business otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) business properly brought before the meeting by a Shareholder (A) who (i) is a Shareholder of record at the time the Shareholder gives the notice this Section 9 specifies below, (ii) will be entitled to vote on the business at the meeting, and (iii) otherwise complies with this Section 9, (B) that is a proper subject for Shareholder action, and (C) that is properly introduced at the meeting.

(b)For a Shareholder to bring any Other Business properly before any annual meeting of Shareholders, the Shareholder must have given timely notice thereof (a “Business Notice”) in proper written form to the Secretary of the Corporation.  To be timely, a Shareholder’s Business Notice must be delivered to the Secretary of the Corporation, or mailed and received by the Secretary of the Corporation, at the principal offices of the Corporation not later than the close of business on the 90th day and not earlier than the 180th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, if the date of the pending annual meeting is more than 30 days before or more than 60 days after that anniversary date, that Business Notice will be timely if it is so delivered not later than the later to occur of the close of business on (1) the 90th day prior to the pending annual meeting or (2) the 10th day following the day on which the Corporation first makes a public announcement of the date of the pending annual meeting.  The public disclosure of an adjournment of any annual meeting will not in any event commence a new time period for the giving of any Business Notice.

(c)To be in proper written form, each Business Notice by a Shareholder must set forth:  (1) as to each matter of Other Business the Shareholder proposes to bring before an annual meeting, (A) a brief description of the Other Business, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Articles of Incorporation or these Bylaws, the language of the proposed amendment), (C) the reasons for conducting the Other Business at the meeting, and (D) each material interest in the Other Business of the Shareholder and the beneficial owner, if any, of capital stock of the Corporation on whose behalf the proposal is being made, (2) as to the Shareholder and the beneficial owner, if any, (A) the names and addresses of the Shareholder and the beneficial owner, if any, as they appear in the stock records of the Corporation, and (B) a description of all agreements, arrangements and understandings between the Shareholder and the beneficial owner, if any, and any other person or persons (including their names) in connection with the Other Business,

(3) the class or series and the number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and/or of record by the Shareholder and the beneficial owner, if any, (4) a description of any Derivative Instrument, directly or indirectly, owned beneficially by the Shareholder and by the beneficial owner, if any, and any other direct or indirect economic interest held or owned beneficially by the Shareholder and by the beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of the capital stock of the Corporation, (5) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which the Shareholder or the beneficial owner, if any, has a right to vote any shares of capital stock of the Corporation, (6) a description of any short interest in any security of the Corporation (for this purpose, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (7) a description of any right to dividends on the shares of capital stock of the Corporation owned beneficially by the Shareholder or the beneficial owner, if any, which right is separated or separable from the underlying shares, (8) a description of any proportionate interest in shares of capital stock of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which the Shareholder or the beneficial owner, if any, is a general partner or with respect to which the Shareholder or the beneficial owner, if any, directly or indirectly, beneficially owns an interest in the general partner, (9) a description of any performance-related fees (other than an asset-based fee) to which the Shareholder or the beneficial owner, if any, is entitled to based on any increase or decrease in the value of capital stock of the Corporation or Derivative Instruments, if any, (10) a representation by the Shareholder that he or she intends to appear in person or by proxy at the meeting to bring the Other Business before the meeting, (11) a representation by the Shareholder and/or the beneficial owner, if any, whether he, she or they intend or will be part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from the Corporation’s Shareholders in support of such proposal.

With respect to the information required to be included in the Business Notice pursuant to this Section 9(c)(3) through (9), the Business Notice shall also include any such interests held by members of the Shareholder’s and any beneficial owner’s immediate family sharing the same household. The information included in the Business Notice pursuant to Section 9(c)(3) through (9) with respect to the Shareholder and the beneficial owner, if any, and their immediate family members, shall be supplemented by the Shareholder and the beneficial owner, if any, (x) not later than ten (10) days after the record date for the annual meeting, (y) ten (10) days before the annual meeting date, and (z) immediately prior to the commencement of the annual meeting, by delivery to the Secretary of such supplemented information.
(d)Except as the Articles of Incorporation, these Bylaws or applicable law otherwise provides, the chairman of any annual meeting of Shareholders will have the power and duty to determine whether proposals by Shareholders of any Other Business to be brought before the meeting have been made in accordance with the procedures this Section 9 sets forth (including without limitation whether the Shareholder or the beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of the Shareholder’s proposal in compliance with the Shareholder’s representation as clause (c)(11) of this Section 9 requires) and, if the chairman determines that any such proposal has not been made in compliance with these procedures, to declare to the meeting that such proposal is defective and will be disregarded. Notwithstanding the foregoing provisions of this Section 9, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual meeting of the Shareholders to present the Other Business, such Other Business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e)At any special meeting the Corporation holds pursuant to Section 3 of this Article II, the Shareholders will transact only such business as (1) the notice given of the meeting under the provisions of Section 4 of this Article II sets forth and (2) constitutes matters incident to the conduct of the meeting as the chairman of the meeting determines to be appropriate.

(f)Notwithstanding the foregoing provisions of this Section 9, a Shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters this Section 9 sets forth.

(g)Nothing in this Section 9 shall be deemed to affect any rights of (A) Shareholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act. For the avoidance of doubt, any Shareholder desiring the inclusion of a shareholder proposal in the Corporation’s proxy materials must comply with Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, and not this Section 9.

Section 10.Quorum and Required Vote.  The holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at a meeting of Shareholders, represented in person or by proxy, shall constitute a quorum as to any matter to be presented at that meeting, but, if a quorum is not present or represented, a majority in interest of those present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  Unless otherwise provided in the Articles of Incorporation, Directors that are elected by Shareholders shall be elected by a plurality of the votes cast by the holders of shares of capital stock of the Corporation entitled to vote in the election of Directors at a meeting of Shareholders at which a quorum is present.  With respect to any other matter, except for any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of Shareholders at which a quorum is present shall be the act of the Shareholders.

Section 11.Officers.  The Chief Executive Officer of the Corporation shall, if present, preside at and be the chairman of, and the Secretary of the Corporation shall keep the records of, each meeting of Shareholders.  In the absence, or failure or refusal to perform, of either such officer, his duties shall be performed by another officer of the Corporation appointed by the Board of Directors or appointed at the meeting.

Section 12.Conduct of Meetings.  At each meeting of the Shareholders, the manner of voting shall be by ballot, by voice vote or by a showing of hands, at the discretion of the chairman of the meeting.  The chairman of a meeting of Shareholders shall have the power to appoint inspectors of election and to establish and interpret rules and regulations for the conduct of the meeting.  Those rules and regulations may include, without limitation, the following:  (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to Shareholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting may determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants.  Except to the extent the chairman of any meeting otherwise prescribes, no rules of parliamentary procedure will govern any meeting of Shareholders.

ARTICLE III

DIRECTORS

Section 1.Authority of Directors; Number; Qualifications.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things on behalf of the Corporation, except for those powers or acts that applicable law, the Articles of Incorporation or these Bylaws require the Shareholders to exercise or do.  As of the date of the adoption of these Bylaws, the Board of Directors consists of six directors.  Subject to any limitations contained in the Articles of Incorporation, the number of Directors may be increased or decreased from time to time by resolution of the Board of Directors or by due election of that number of Directors by the Shareholders, but no decrease shall have the effect of shortening the term of any incumbent Director.  Directors need not be residents of the State of Texas or Shareholders.

Section 2.Chairman of the Board; Order of Business.   The Board of Directors, in its discretion, may elect from the Directors a Chairman of the Board, who, if present, shall preside at meetings of the Board of Directors.  The Board of Directors will transact business at its meetings in such order as the Chairman of the Board or the Board of Directors by resolution shall determine.

Section 3.Vacancies.  Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual or special meeting of Shareholders called for that purpose or by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the whole Board of Directors; provided, however, that any directorship to be filled by the Board of Directors by reason of an increase in the number of Directors may be filled for a term of office continuing only until the next election of one or more Directors by the Shareholders; and provided, further, that the Board of Directors may not fill more than two directorships to be filled by reason of an increase in the number of Directors during the period between any two successive annual meetings of Shareholders.  Subject to the foregoing, a Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  The provisions of this Section 3 shall be subject to the rights, if any, of holders of any class or series of capital stock of the Corporation to elect Directors and remove Directors elected by them and to fill any vacancy in any such directorship.

Section 4.Place of Meeting.  Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the person or persons calling the meeting (except that, in the case of the annual meeting of the Board of Directors, the place of the meeting shall be as provided in Section 5 of this Article III).

Section 5.Regular Meetings.  The Board of Directors shall meet each year immediately following the annual meeting of the Shareholders, at the place of such meeting, for the transaction of such business as may properly be brought before it.  No notice of annual meetings need be given to either existing or newly elected members of the Board of Directors.  Regular meetings may be held at such other times as shall be designated from time to time by the Board of Directors.

Section 6. Special Meetings.  Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board or the Chief Executive Officer of the Corporation or a majority of the Directors. Notice of special meetings shall be given to each Director, and may be given by any of the following methods: (1) by mail or telegram sent to the later known business or residence address of such Director at least four days before the meeting or (2) by facsimile to the last known business or residence facsimile number of such Director transmitted at least two days before the meeting.  For purposes of the foregoing sentence, notice shall be deemed given (1) by mail, when deposited in the U.S. mail, postage prepaid, or by telegram, when the telegram is delivered to the telegraph company for transmittal and (2) by facsimile, when transmittal is confirmed by the sending facsimile machine.  In calculating the number of days’ notice received by a Director, the date the notice is given by any of the foregoing methods shall be counted, but the date of the meeting to which the notice relates shall not be counted.  Notice of the time, place and purpose of a special meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice.  Attendance of a Director at such meeting shall also constitute a waiver of notice thereof, except where the Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7.Quorum.  Subject to the requirements of applicable law, a majority of the number of Directors fixed in the manner provided in these Bylaws as from time to time amended shall constitute a quorum for the transaction of business, but a smaller number may adjourn any duly called meeting of the Board of Directors from time to time until they can secure the attendance of a quorum.  The act of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by applicable law.  Any regular or special Directors’ meeting may be adjourned from time to time by those present, whether a quorum is present or not.

Section 8.Committees.  The Board of Directors, by resolution or resolutions passed by a majority of the whole Board of Directors, may designate one or more members of the Board of Directors to constitute an executive committee (the “Executive Committee”) and one or more other committees, which shall in each case consist of such number of Directors as the Board of Directors may determine.  The Executive Committee shall have and may exercise, subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by applicable law, all the authority of the Board of Directors, including without limitation the power and authority to declare a dividend and to authorize the issuance of shares of capital stock of the Corporation.  Each other committee shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, including without limitation the power and authority to declare a dividend and to authorize the issuance of shares of capital stock of the Corporation, as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by applicable law.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Texas, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall provide otherwise by resolution.  The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to disband any such committee, for any reason, at any time and from time to time.  Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 9.Compensation.  Directors may be paid such compensation, if any, for service as a Director as may be fixed by the Board of Directors from time to time; provided, that no such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  Directors may also be reimbursed for their expenses, if any, of attendance at each regular or special meeting of the Board of the Directors or any committee thereof.

Section 10.Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board of Directors or committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE IV

OFFICERS

Section 1.Officers.  The officers of the Corporation shall be elected by the Board of Directors, and shall include a Chief Executive Officer, a President and a Secretary.  The Board of Directors, in its discretion, may also elect a Chief Financial Officer, a Chief Operating Officer, one or more Vice Presidents, a Treasurer and such other officers as the Board of Directors may from time to time designate, all of whom shall hold office until the first meeting of the Board of Directors after the annual meeting of Shareholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal.  Any two or more offices may be held by the same person.  The Board of Directors may designate which of such officers are to be treated as executive officers for purposes of these Bylaws or for any other purpose.

The salaries of the officers shall be determined by the Board of Directors, and may be altered by the Board of Directors from time to time except as otherwise provided by contract.  No officer of the Corporation will have any contractual right against the Corporation for compensation by reason of his election or appointment as an officer of the Corporation beyond the date of his service as such, except as a written employment or other contract otherwise may provide.  All officers shall be entitled to be paid or reimbursed for all costs and expenditures reasonably incurred in connection with the Corporation’s business.
Section 2.Vacancies.  Whenever any vacancy shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until the first meeting of the Board of Directors after the annual meeting of Shareholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal.

Section 3.Removal.  The Board of Directors may remove any officer with or without cause at any time, but any such removal will not prejudice the contractual rights of that officer, if any, against the Corporation. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.Chief Executive Officer.  The Chief Executive Officer of the Corporation will, subject to the control of the Board of Directors:  (1) have general supervision and control of the affairs, business, operations and properties of the Corporation; (2) see that all orders and resolutions of the Board of Directors are carried into effect; (3) have the power to appoint and remove all subordinate officers, employees and agents of the Corporation, except for those the Board of Directors elects or appoints; and (4) sign and execute, under the seal of the Corporation, all contracts, instruments, mortgages and other documents (collectively, “documents”) of the Corporation which require that seal, except as applicable law otherwise requires or permits any document to be signed and executed and except as these Bylaws, the Board of Directors or the Chief Executive Officer authorizes other officers of the Corporation to sign and execute documents.  The Chief Executive Officer also will perform such other duties and may exercise such other powers as generally pertain to his office or these Bylaws or the Board of Directors by resolution assigns to him from time to time.

Section 5.Powers and Duties of Other Officers.  The other officers of the Corporation will have such powers and duties in the management of the Corporation as the Board of Directors by resolution may prescribe and, except to the extent so prescribed, as generally pertain to their respective offices, subject to the control of the Board of Directors.  The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

Section 6.Delegation of Authority.  In the case of any absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any Director, employee, Shareholder or agent for whatever period of time seems desirable.

ARTICLE V

INDEMNITY

Section 1.Indemnification of Directors and Executive Officers.  The Corporation shall indemnify each person who at any time shall serve, or at any time after the date of adoption of these Bylaws shall have served, as a Director or executive officer of the Corporation, or any person who, while a Director or executive officer of the Corporation, is or was serving at the written request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other organization (each such person referred to herein as an “Indemnitee”), in each case as and to the fullest extent Chapter 8 of the TBOC permits.  The foregoing right of indemnification shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled as a matter of law or under any agreement, other provision of these Bylaws, vote of Shareholders or Directors, or other arrangement.  The Corporation may enter into indemnification agreements with its officers and Directors that contractually provide to them the benefits of the provisions of this Article V and include related provisions meant to facilitate the Indemnitee’s receipt of such benefits and such other indemnification protections as the Board of Directors may deem appropriate.

Section 2.Advancement or Reimbursement of Expenses.  The rights of each Indemnitee provided under Section 1 of this Article V shall include, but not be limited to, the right to be indemnified and to have expenses advanced by the Corporation in all proceedings to the fullest extent Chapter 8 of the TBOC permits.  In addition, to the extent an Indemnitee is, by reason of his Corporate Status (as Section 9 of this Article V defines that term), a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, the Corporation shall indemnify him against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.  The Corporation shall pay all reasonable expenses incurred by or on behalf of any Indemnitee in connection with any proceeding or claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to this Article V within 10 days after the receipt by the Corporation of a written request from that Indemnitee accompanied by documentation reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such proceeding or claim; provided that the Indemnitee undertakes and agrees in writing that he will reimburse and repay the Corporation for any expenses so advanced to the extent that it shall ultimately be determined, in accordance with the provisions of Chapter 8 of the TBOC, that he is not entitled to be indemnified against such expenses.

Section 3.Determination of Request.  Upon written request to the Corporation by an Indemnitee for indemnification pursuant to these Bylaws, a determination, if required by applicable law, with respect to that Indemnitee’s entitlement thereto shall be made in accordance with Chapter 8 of the TBOC; provided, however, that, notwithstanding the foregoing, if a Change in Control (as Section 9 of this Article V defines that term) shall have occurred, such determination shall be made by Independent Counsel (as Section 9 of this Article V defines that term) selected by the Board of Directors from a list of three reasonably acceptable choices proposed by the Indemnitee, unless the Indemnitee shall request that such determination be made in accordance with Section 8.103(a)(1) or (2) of the TBOC.  The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred in connection with any such determination.  If a Change in Control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article V) to be entitled to indemnification under this Article V upon submission of a request to the Corporation for indemnification, and thereafter the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  The presumption shall be used by Independent Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome that presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

Section 4.Effect of Certain Proceedings.  The termination of any proceeding or of any claim against any Indemnitee in a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, shall not (except as this Article V otherwise expressly provides) by itself adversely affect the right of that Indemnitee to indemnification or create a presumption that he did not conduct himself in good faith and in a manner that he reasonably believed, in the case of conduct in his official capacity, that was in the best interests of the Corporation or, in all other cases, that was not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful, and that Indemnitee shall be deemed to have been found liable in respect of any claim only after he shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

Section 5.Expenses of Enforcement of Article.  In the event that any Indemnitee, pursuant to this Article V, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, any rights created under or pursuant to this Article V, that Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses he actually and reasonably incurs in that judicial adjudication but only if he prevails therein.  If it shall be determined in that judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses the Indemnitee incurs in connection with that judicial adjudication shall be reasonably prorated in good faith by counsel for the Indemnitee.

Section 6.Indemnification of Other Officers, Employees and Agents.  The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to (1) an officer of the Corporation who is not an executive officer of the Corporation, (2) an employee of the Corporation or (3) an agent of the Corporation to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article V; and  the Corporation may indemnify and advance expenses to persons who are not or were not Directors or executive officers of the Corporation, but who are or were serving at the written request of the Corporation  as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other organization against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the

Board of Directors may determine) that it may indemnify and advance expenses to Indemnitees under this Article V.

Section 7.Insurance Arrangements. The Corporation may, but is not required to, procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any person, including any Indemnitee, who is or was a director, officer, employee, agent or fiduciary of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, proprietorship, trust, employee benefit plan or other organization, against any expense, liability or loss asserted against or incurred by that person, in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify that person against that expense or liability.

Section 8.Severability.  If a court of competent jurisdiction holds any provision or provisions of this Article V to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article V shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article V shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 9.Definitions.  The following terms are used herein as follows:

“Change in Control” means a change in control of the Corporation occurring after the date of adoption of these Bylaws of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if at any time after the date of adoption of these Bylaws (1) any “person” (as Sections 13(d) and 14(d) under the Exchange Act use that term) is or becomes the “beneficial owner” (as Rule 13d-3 under the Exchange Act defines that term), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding Voting Stock (as defined below) without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to that person’s attaining that percentage interest; (2) the Corporation is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to that transaction or event constitute less than a majority of the Board of Directors thereafter, or (3) during any 15-month period, individuals who at the beginning of that period constituted the Board of Directors (including for this purpose any new Director whose election or nomination for election by the Shareholders was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of that period) cease for any reason to constitute at least a majority of the Board of Directors.
“Corporate Status” means the status of a person who is or was a director, officer, partner, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other organization which such person is or was serving at the written request of the Corporation.
“Disinterested Director” means a Director who is not a named defendant or respondent to the proceeding or subject to a claim in respect of which indemnification is sought by Indemnitee.
“Independent Counsel” means, with respect to any determination involving an Indemnitee’s rights to indemnification under this Article V, a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent:  (a) the Corporation or the Indemnitee in any matter material to either such party, (b) any other party to the proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding Voting Stock.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights to indemnification under these Bylaws.
“Other organization” shall include, but shall not be limited to, an “organization” as Section 1.002(62) of the TBOC (including any amendment that may from time to time be made to that Section) defines that term.
“Voting Stock” means all outstanding shares of all classes and series of capital stock of the Corporation entitled to vote generally in the election of Directors, considered as one class; and, if the Corporation shall have shares of Voting Stock entitled to more or less than one vote for any such share, any reference in this Article V to a percentage in voting power of Voting Stock shall be calculated by reference to the percentage of votes the holders of those shares are entitled to cast generally in the election of Directors.
ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1.Amendments.  These Bylaws may be amended or repealed, or new bylaws may be adopted, by (1) the Board of Directors, unless the Shareholders in amending, repealing or adopting a particular bylaw (pursuant to the provisions of clause (2) of this sentence) expressly provide that the Board of Directors may not amend or repeal that bylaw or unless the Articles of Incorporation or the TBOC reserves the power to take such action to the Shareholders in whole or part, or (2) the affirmative vote of the holders of at least a majority of the shares of capital stock of the Corporation entitled to vote on the matter, unless the Articles of Incorporation or a bylaw adopted by the Shareholders provides otherwise as to all or some portion of these Bylaws; provided, however, that any amendment or repeal of any provision of Article V of these Bylaws shall not adversely affect any right or protection of an Indemnitee thereunder with respect to any act or omission occurring prior to the time of that amendment or repeal.

Section 2.Waiver.  Whenever any notice is required to be given to any Shareholder, Director or member of any committee of the Board of Directors under the provisions of any law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Attendance of a person at a meeting will constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders, the Board of Directors or any committee of the Board of Directors need be specified in any written waiver of notice unless the Articles of Incorporation or these Bylaws so require.

Section 3.Conference Telephone Meetings.  Meetings of Shareholders or the Board of Directors, or any committee thereof, may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 3 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.Offices.  The principal office of the Corporation shall be located at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas  78209, unless and until changed by resolution of the Board of Directors.  The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or as the business of the Corporation may require.

Section 5.Resignations.  Any Director or officer of the Corporation may resign at any time.  Any such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary of the Corporation.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 6.Seal.  The seal of the Corporation shall be circular in form with a five-pointed star in the center and the name of the Corporation and the word “Texas” around the margin, or be in such other form as may be fixed by resolution of the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed on, affixed to or in any manner reproduced on instruments of any nature required to be executed by its officers.

Section 7.Fiscal Year.  The fiscal year of the Corporation shall be the year beginning on April 1, or such other fiscal year as shall be fixed by resolution of the Board of Directors.